Exhibit 10.41

SECOND AMENDMENT TO THE LEASE AGREEMENT AND OTHER ARRANGEMENTS

Under this agreement, and in the best form of law,

SÃO MARTINHO S.A., company with registered office in the city of Pradópolis, State of São Paulo, at Fazenda São Martinho, CEP 014850-000, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 51.466.860/0001-56, herein represented under the terms in its By-Laws, hereinafter referred to as “LESSOR”, or “São Martinho”;

SMA INDÚSTRIA QUÍMICA S.A., company with registered office in the city of Pradópolis, State of São Paulo, at Fazenda São Martinho, CEP 014850-000, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 12.065.083/0001-86, herein represented under the terms in its By-Laws, hereinafter referred to as “LESSEE”, or, “SMA Indústria”;

And, as Intervening Parties and Guarantors:

AMYRIS BRASIL LTDA., limited liability company, with registered office at Rua James Clerk Maxwell, 315, Techno Park, in the city of Campinas, State of São Paulo, Brazil, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 09.397.224/0001-20, herein represented under the terms in its By-Laws (hereinafter referred to as “Amyris Brasil”);

AMYRIS INC., company duly incorporated and existing under the laws of the State of Delaware, United States of America, with registered office at 5885 Hollis Street, Suite 100, Emeryville, State of California, United States of America, herein represented under the terms in its By-Laws (hereinafter referred to as “ABI” and jointly with Amyris Brasil “Amyris”).

(Lessor and Lessee hereinafter referred jointly as “Parties” or, separately as “Party”).

Whereas:

(i)   São Martinho, Amyris Brasil and ABI have created a Joint Venture (“JV”), aiming to build and operate the first plant in Brazil for production of renewable products with Amyris technology;

(ii)   São Martinho and Amyris have created the JV under the name SMA Indústria;

(iii) Under the JV, São Martinho and SMA Indústria have executed on May 1, 2010 the Lease Agreement and Other Arrangements (“Agreement”), related to the lease of a property owned by São Martinho where the registered office of SMA Indústria (“Property”) was located, amended on February 1, 2011 (“First Amendment”);

(iv)  São Martinho and Amyris have terminated the JV, and Amyris Brasil has agreed upon acquiring from São Martinho its share in SMA Indústria, under the terms in the Share Purchase and Sale Agreement, executed also on this date (“SPA”); and

(v)  Under the terms in the SPA, the Parties and Amyris have agreed upon altering the term of the lease of the Property for twelve (12) months from the date of transfer of the shares of SMA Indústria held by São Martinho to Amyris Brasil (“Closure Date”), as result of Amyris obligation to transfer all assets, equipment, material, machinery, or other assets used or held by SMA (“Assets”) to another location by such term, except the foundation of the plant located in the Property that will remain at the site.

The Parties agree, and under the terms of current laws, upon executing the Second Amendment to the Lease Agreement and Other Arrangements (“Second Amendment”), under the following terms and conditions:

1.            The Parties choose to amend the term of the Agreement agreed upon in the First Amendment (namely, 20 years from the date of signature of the First Amendment, that is, February 1, 2031) to twelve (12) months from the Closure Date.

1.1.          The Parties agree that the LESSEE may be entitled to terminate the Agreement early should the transfer of assets be concluded before the twelve (12)-month term, with no penalties.

1.1.1. In case of early termination of the Agreement by the LESSEE, under the terms in clause 1.1 above, the LESSEE shall remain responsible for rents and ordinary expenses (like power, water, taxes, telephone, etc.) until acceptance of the keys by the LESSOR.

1.2.          For avoidance of doubts, the Property is to be delivered by the LESSEE to the LESSOR free of any people and goods (except for the foundations), under perfect use conditions, except for regular wear and tear.

2.             The LESSEE and Amyris hereby agree upon arranging the removal of all the machinery, equipment, and other assets from the Property prior to the termination of the new term of this agreement.

2.1.           If, following termination of the twelve (12)-month term from the Closure Date, the LESSOR finds that the Property is not fully free of goods and people, the LESSOR may, at its sole discretion, adopt all measures needed to complete vacate the Property, disposing materials, equipment and/or other assets that are located in the Property as deemed to be appropriate and charging from the LESSEE all costs and expenses required for such disposal, without prejudice to the terms in item 3 below.

3.            Should the LESSEE delay the delivery of the Property free of assets or people, the LESSEE shall pay to the LESSOR a fine of R$ 1,500.00 (one thousand and five hundred reais) per late day, without prejudice of appropriate legal measures to safeguard the rights of the LESSOR and the amounts corresponding to the lease and ordinary expenses of the Property that are still due by the LESSEE.

4.            During the lease and until effective vacancy of the Property, the LESSEE shall remain responsible for the payment of rents and ordinary consumption expenses like water, power, telephone, taxes; and such obligations hall be terminated on the date the Property is returned to the LESSOR.

5.            Amyris Brasil and ABI execute this Second Amendment as intervening parties and solidary guarantors of the LESSEE obligations set forth in this agreement, including without limitation the payment of rents, ordinary consumption expenses, fine set forth under the terms in item 3 above.

6.            Notwithstanding any term otherwise in this Agreement, neither Party, their affiliates and/or employees or representatives shall be liable before the other Party for any indirect damage or loss of profit.

7.             Amyris Brasil and ABI hereby represent to be aware and agree upon the terms and conditions of the Lease Agreement and the first amendment, as well as with all obligations set forth hereunder and in the Lease Agreement and the first amendment, being jointly responsible with the LESSEE.

8.  All other terms in the Agreement and the First Amendment that have not been expressly amended by this Second Amendment and that are not in conflict with the terms hereunder shall remain unchanged, and shall be part of the amended agreement, for all legal purposes.

In witness whereof, the Parties sign this Agreement in four (4) counterparts of equal tenor and form, before two witnesses, to produce all legal effects.

São Paulo, August 31, 2015

LESSOR:

[Signature]		[Signature]
[illegible]	SÃO MARTINHO S.A.	[illegible]

LESSEE:

[Signature]		[Signature]
	SMA INDÚSTRIA QUÍMICA S.A.	[illegible]

INTERVENING PARTIES:

/s/ Erica Baumgarten	/s/ Giani Ming Valent
AMYRIS BRASIL LTDA

/s/ John Melo
AMYRIS INC.

Witnesses:

1. [Signature] Name: Mayara Muniz de Freitas	2. [Signature] Name: Mariana Muniz Giaccio

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